Ultra Petroleum Increases Proved Reserves 13 Percent to 4.98 Tcfe and Reports All-In F&D Costs of $1.82 per Mcfe

2011 Drillbit F&D Costs of $1.60 per Mcfe and 339 Percent Organic Reserve Replacement Ratio

HOUSTON, Feb. 16, 2012 /PRNewswire/ -- Ultra Petroleum Corp. (NYSE: UPL) today reported 4.98 trillion cubic feet equivalent (Tcfe) of total proved natural gas and crude oil reserves for the year-ended December 31, 2011. Ultra’s reserves increased 13 percent above the company’s proved reserves as of December 31, 2010. Ultra replaced 339 percent of 2011 production, adding over 830 billion cubic feet equivalent (Bcfe) of net reserves organically.

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Proved developed reserves increased 17 percent above the prior year to 2.0 Tcfe. The proved undeveloped (PUD) portion of reserves consisted of 2.9 Tcfe, an 11 percent increase above year-ago levels. Similar to prior years, the company’s proved undeveloped to total proved reserves ratio was a low 0.59 to 1.

In Pennsylvania, proved reserves increased 350 percent year-over-year. For the first time, Ultra included more than merely proved developed reserves from the Marcellus Shale, reporting 256 Bcfe of Marcellus reserves in the proved undeveloped category. The ratio of proved undeveloped to developed Marcellus locations is a conservative 0.39 to 1. At this time, Ultra has not included any reserves from the Geneseo formation, a zone above the Marcellus believed to be prospective across a majority of the company’s acreage position. Additional Marcellus locations as well as Geneseo potential are expected to provide meaningful reserve growth in the future.

The company’s proved reserves were prepared by an independent reservoir engineering firm and in accordance with the current Securities and Exchange Commission (SEC) pricing guidelines. The SEC rules require reserve evaluations to be calculated using an average first of month price for the preceding 12 calendar months. Accordingly, Ultra Petroleum’s reserves were determined with an average SEC price of $4.04 per thousand cubic feet (Mcf) for natural gas and an $88.19 per barrel (Bbl) crude oil price. The pre-tax estimated future net cash flows discounted at ten percent (PV-10) of the year-end 2011 proved reserves is $5.3 billion. Using a mid-cycle commodity price outlook, Ultra calculated a proved reserve PV-10 value of $7.4 billion at a $5.00 per Mcf and $9.6 billion at a $6.00 per Mcf natural gas price.

“Again we delivered double digit proved reserve growth with a strong 17 percent increase to our proved developed reserves. Our Wyoming asset continues to provide sustainable, low-cost reserves additions and our 2011 proved reserves in Pennsylvania were 4.5 times our 2010 Pennsylvania proved reserves. This conservative, low-cost reserve base with over 8,000 locations provides a solid foundation to build our profitable business,” stated Michael D. Watford, Chairman, President and Chief Executive Officer.

2011 Proved Reserves Reconciliation (Bcfe)
Reserves, December 31, 2010	4,390
Additions and revisions, net	832
Production	(245)
Reserves, December 31, 2011	4,977

Reserve replacement	339%

Ultra invested $1.3 billion in drilling-only capital during 2011, yielding a $1.60 per thousand cubic feet equivalent (Mcfe) finding and development (F&D) cost. Total capital investments, including gathering and facilities, land and corporate capital expenditures, were $1.5 billion for an F&D cost of $1.82 per Mcfe.

The company’s total proved and probable (2P) reserves increased to 11.4 Tcfe with a PV-10 value of $15.0 billion at $6.00 per Mcf natural gas price. Using a $5.00 per Mcf gas price, the PV-10 value is $10.9 billion. The total proved, probable and possible (3P) reserves were 16.1 Tcfe valued at $18.7 billion with a $6.00 per Mcf natural gas price. Calculated using a $5.00 per Mcf gas price, the reserves are valued at $13.2 billion. In comparison, 2010 3P reserves using a $6.00 per Mcf natural gas price had a PV-10 value of $17.1 billion.

Reserve tables to follow.

Ultra Petroleum Corp.
Natural Gas and Crude Oil Reserves
December 31, 2011
SEC Pricing: $4.04 per Mcf/$88.19 per Bbl
	Net	Net	Net			Future
	Gas	Oil	Equiv.	PV-10	Economic	Capex
Reserve Category	(BCF)	(MMB)	(BCFE)	(MM$)	Wells	(MM$)
PDP	1,828	11.6	1,897	$ 3,295	1,918	$ 74
PDNP	146	0.2	147	$ 198	126	$ 132
PUD	2,805	21.3	2,933	$ 1,803	1,646	$ 4,088
Total Proved	4,779	33.1	4,977	$ 5,297	3,690	$ 4,294

Ultra Petroleum Corp.
Natural Gas and Crude Oil Reserves
December 31, 2011
Natural Gas Sensitivity: $5.00 per Mcf/$88.19 per Bbl
	Net	Net	Net			Future
	Gas	Oil	Equiv.	PV-10	Economic	Capex
Reserve Category	(BCF)	(MMB)	(BCFE)	(MM$)	Wells	(MM$)
PDP	1,842	11.7	1,912	$ 4,120	1,921	$ 74
PDNP	154	0.2	155	$ 264	132	$ 146
PUD	2,948	21.8	3,079	$ 2,985	1,761	$ 4,413
Total Proved	4,944	33.7	5,146	$ 7,369	3,814	$ 4,633
Probable	5,244	37.1	5,466	$ 3,541	3,500	$ 9,751
2P (PV + PR)	10,188	70.8	10,613	$ 10,910	7,314	$ 14,384
Possible	4,212	4.7	4,240	$ 2,288	2,015	$ 7,415
3P (PV + PR + PS)	14,400	75.5	14,853	$ 13,198	9,329	$ 21,799
Future Wells	11,646	60	12,005	$ 7,576	7,276	$ 21,579

Ultra Petroleum Corp.
Natural Gas and Crude Oil Reserves
December 31, 2011
Natural Gas Sensitivity: $6.00 per Mcf/$88.19 per Bbl
	Net	Net	Net			Future
	Gas	Oil	Equiv.	PV-10	Economic	Capex
Reserve Category	(BCF)	(MMB)	(BCFE)	(MM$)	Wells	(MM$)
PDP	1,851	11.7	1,921	$ 4,993	1,924	$ 74
PDNP	164	0.2	165	$ 357	137	$ 171
PUD	3,009	22.0	3,141	$ 4,236	1,813	$ 4,584
Total Proved	5,024	33.9	5,227	$ 9,586	3,874	$ 4,829
Probable	5,897	41.7	6,147	$ 5,455	4,169	$ 11,767
2P (PV + PR)	10,921	75.6	11,375	$ 15,041	8,043	$ 16,596
Possible	4,649	4.2	4,675	$ 3,702	2,131	$ 8,528
3P (PV + PR + PS)	15,570	79.8	16,049	$ 18,742	10,174	$ 25,124
Future Wells	12,715	64	13,099	$ 11,821	8,113	$ 24,879

Amounts may not total due to rounding

About Ultra Petroleum

Ultra Petroleum Corp. is an independent exploration and production company focused on developing its long-life natural gas reserves in the Green River Basin of Wyoming – the Pinedale and Jonah Fields and is in the ongoing exploration and early development stage in the Appalachian Basin of Pennsylvania. Ultra is listed on the New York Stock Exchange and trades under the ticker symbol “UPL”. The company had 152,502,577 shares outstanding on January 31, 2012.

This release can be found at http://www.ultrapetroleum.com

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecast, projections, or statements other than those of historical fact, are forward-looking statements. Although the company believes that the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that such expectations will prove to have been correct and undertakes no obligation to update this information. Factors that may cause actual results to differ from forward-looking statements herein include, but are not limited to, risks detailed in the company’s SEC filings, including its Annual Report on Form 10-K. The company urges investors to consider that these statements are not guarantees of performance and that actual results could and may differ materially from these forward-looking statements.

Beginning with year-end reserves for 2009, the SEC permits oil and gas companies, in their SEC filings, to disclose proved reserves, probable reserves, and possible reserves. References in this press release to 3P reserves include estimates from each category of reserves and are forward-looking statements. Investors are urged to consider this disclosure and additional disclosure in the company’s Annual Report on Form 10-K, available on its website or by request to 400 North Sam Houston Parkway E., Suite 1200, Houston, 77060 (Attention: Investor Relations). You can also obtain this information from the SEC by calling 1-800-SEC-0330 or on its website at www.sec.gov.

CONTACT: Kelly L. Whitley, Director, Investor Relations, +1-281-582-6602, kwhitley@ultrapetroleum.com, or Julie E. Danvers, Manager, Investor Relations, +1-281-582-6604, jdanvers@ultrapetroleum.com